UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 21, 2014

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1332 Londontown Blvd, Sykesville, MD  21784

(Address of principal executive office and zip code)

(410) 970-7800

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Form 8-K
Item 2.02 Results of Operations and Financial Condition

On March 26, 2014 the Company announced its financial results for the year ended December 31, 2013. The earnings release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 4.01 Changes in Registrant's Certifying Accountant

(a)            Dismissal of independent registered public accounting firm.

On March 21, 2014, KPMG LLP ("KPMG") was dismissed as the Company's independent registered public accounting firm.  The change was recommended by the Audit Committee and approved by the Board of Directors. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2013 and 2012 and through March 26, 2014, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

For the years ended December 31, 2013 and 2012, there have been the following reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In 2012, the Company implemented a new system for financial reporting and accumulation of financial data. The new financial system is a significant component of the Company's internal control over financial reporting, but was not adopted in response to any deficiency in its internal controls. As of December 31, 2012, the Company had not completed the evaluation of the completeness, design and operating effectiveness of the internal controls over the new financial system, and therefore concluded that a material weakness in internal control over financial reporting existed. During the fourth quarter of 2013, the Company completed an evaluation of the completeness, design and operating effectiveness of the internal controls over the new financial reporting system and remediated the material weakness.

In addition, the Company believes that the following is a material weakness in its internal control over financial reporting as of December 31, 2013. The Company's internal control over expense cut-off is not designed appropriately to prevent or detect errors that could be material to the Company's financial statements. The Company has one employee who was responsible for both review of the vendor invoices for appropriate accounting treatment as well as recording the invoices in the appropriate period. As a result of this material weakness in the design of its internal control over financial reporting, the Company performed additional review and analysis over its consolidated financial statements for the year ended December 31, 2013. As a result of these procedures, the Company believes that its consolidated financial statements are presented in accordance with U.S. Generally Accepted Accounting Principles.

A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

(b)            Engagement of new independent registered public accounting firm.

As a result of the Audit Committee's request for proposal to determine the Company's independent registered public accounting firm for the year ending December 31, 2014, the Audit Committee selected BDO USA, LLP ("BDO").

The Company did not engage BDO in any prior consultations during the Company's fiscal years ended December 31, 2013 or December 31, 2012, or the subsequent period through the date of the filing of this Form 8-K regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

16.1	Letter from KPMG LLP.

99.1            Press release, dated March 26, 2014, announcing the Company's financial results for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.
Date: March 26, 2014	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and
Chief Financial Officer